Exhibit (c)-(4)

eHi Car Services Limited Fairness Analysis Presented to the Special Committee of Independent Directors February 18, 2019 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C a nd its affiliates.

2 CONFIDENTIAL Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of eHi Car Services Limited (“ eHi ” or the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter, as amended, between Duff & Phelps and the Company . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an opinion, report, appraisal relating to the fairness of the Proposed Transaction . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision of the Special Committee, the Board of Directors or the Company or any other party to the Proposed Transaction to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation to the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company as to how such person should vote or as to any other specific action that should be taken in connection with the Proposed Transaction ; or (iii) create any fiduciary duty on Duff & Phelps’ part to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations as of the date hereof, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

3 CONFIDENTIAL Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview Section 01

5 CONFIDENTIAL Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Special Committee to serve as an independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) to the Special Committee as to the fairness, from a financial point of view, to (i) the holders of Class A common shares, par value US $ 0 . 001 per share, of the Company (each, a “ Class A Share ” or, collectively, the “ Class A Shares ”) and Class B common shares, par value US $ 0 . 001 per share, of the Company (each, a “ Class B Share ” or, collectively, the “ Class B Shares ”, and together with the Class A Shares, the “ Shares ”), other than the Excluded Shares, the Dissenting Shares, Company RSs and Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing two Class A Shares (each, an “ ADS ” and collectively, “ ADSs ”), other than, if any, ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands, Teamsport Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“ Parent ”), and Teamsport Bidco Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly - owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an amended and restated Agreement and Plan of Merger (the “ Amended Merger Agreement ”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated February 16 , 2019 . • Pursuant to the Amended Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “ Merger ”), with the Company surviving the Merger and becoming a wholly - owned subsidiary of Parent as a result of the Merger . • In connection with the Merger, ( i ) each Class A Share and Class B Share, in each case, issued and outstanding (other than the Excluded Shares, the Dissenting Shares, Company RSs and Shares represented by ADSs) shall be cancelled and cease to exist, in exchange for the right to receive US $ 6 . 125 in cash per Share without interest (the “ Per Share Merger Consideration ”) and (ii) each ADS, issued and outstanding (other than, if any, ADSs representing the Excluded Shares) shall be cancelled in exchange for the right to receive US $ 12 . 25 in cash per ADS without interest (the “ Per ADS Merger Consideration ”, and together with the Per Share Merger Consideration, the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • For purposes of the Opinion, (a) “ Excluded Shares ” shall mean, collectively, ( i ) the Rollover Shares and (ii) Shares held by Parent, the Company or any of their subsidiaries ; and (b) “ Rollover Shares ”, “ Company RSs ” and “ Dissenting Shares ” shall have the meanings set forth in the Amended Merger Agreement .

6 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s annual reports (including its amendment if applicable) and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission (“ SEC ”) for the years ended December 31 , 2014 , December 31 , 2015 , December 31 , 2016 , and December 31 , 2017 ; - The Company’s unaudited interim financial statements as of and for the six months ended June 30 , 2016 , June 30 , 2017 , and June 30 , 2018 included in the Company’s Form 6 - K filed with the SEC ; - The Company’s unaudited interim financial statements as of and for the nine months ended September 30 , 2016 , September 30 , 2017 , and September 30 , 2018 ; - The Company’s preliminary estimated unaudited financial statements as of and for the year ended December 31 , 2018 ; - A detailed financial projection model for the years ending December 31 , 2019 through 2023 , prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with your consent, in performing its analysis (the “ Management Projections ”) ; - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; - A letter dated February 13 , 2019 from the management of the Company, which made certain representations as to the preliminary financial statements as of and for the year ended December 31 , 2018 and the financial projections for the Company for the years ending December 31 , 2019 through 2027 used in Duff & Phelps’ analysis and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; and - Documents related to the Proposed Transaction, including a draft of the Amended Merger Agreement dated February 16 , 2019 and the Agreement and Plan of Merger among the Company, Parent and Merger Sub dated April 6 , 2018 ; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed necessary or appropriate .

7 CONFIDENTIAL Introduction and Transaction Overview Ownership Summary Ownership (1) The common shares are divided into Class A common shares and Class B common shares, each ADS represents two Class A common sh are s. (2) Each holder of Class A common shares is entitled to one vote per share and each holder of Class B common shares is entitled t o t en votes per share on all matters submitted to them for a vote. Class B common shares are convertible at any time by the holder thereof into Class A common shares on a one - for - one basis. Source: Company filings, Capital IQ, Company management Voting Rights eHi Car Services Limited - Ownership Class A Class B ADS % of % of Current Shareholders Ordinary Shares (1) Ordinary Shares (1) Equivalent Ownership Voting Rights (2) The Updated Buyer Group The Crawford Group, Inc. 1,105,271 24,881,200 12,993,236 18.4% 33.5% Ctrip.com International, Ltd. (NasdaqGS:CTRP) 4,300,000 15,168,193 9,734,097 13.8% 20.9% Ocean Link 538,764 8,599,211 4,568,988 6.5% 11.6% Zhang, Ruiping (Founder, Chairman & CEO) 0 7,142,432 3,571,216 5.1% 9.6% Dongfeng 5,000,000 0 2,500,000 3.5% 0.7% The Updated Buyer Group 10,944,035 55,791,036 33,367,536 47.3% 76.2% Top 15 Institutional Investors Baring Private Equity Asia 10,528,160 0 5,264,080 7.5% 1.4% Goldman Sachs 665,916 9,081,665 4,873,791 6.9% 12.2% Burford Capital 6,026,000 0 3,013,000 4.3% 0.8% Yiheng Capital, LLC 5,914,308 0 2,957,154 4.2% 0.8% Capital Research and Management Company 4,485,154 0 2,242,577 3.2% 0.6% SRS Investment Management, LLC 4,192,864 0 2,096,432 3.0% 0.6% Renaissance Technologies Corp. 2,234,200 0 1,117,100 1.6% 0.3% Athos Capital Limited 1,229,606 0 614,803 0.9% 0.2% GLG Partners, Inc. 1,138,396 0 569,198 0.8% 0.2% Azimut Capital Management Sgr SpA 1,100,000 0 550,000 0.8% 0.1% Credit Suisse, Investment Banking and Securities Investments 800,744 0 400,372 0.6% 0.1% City Financial Investment Company Limited 674,256 0 337,128 0.5% 0.1% Public Sector Pension Investment Board 600,000 0 300,000 0.4% 0.1% Dimensional Fund Advisors L.P. 498,820 0 249,410 0.4% 0.1% Wolverine Asset Management, LLC 488,326 0 244,163 0.3% 0.1% Top 15 Institutional Investors 40,576,750 9,081,665 24,829,208 35.2% 17.6% Total Institutional Investors 44,129,776 9,547,521 26,838,649 38.1% 18.7% Public & Other Shareholders 18,178,542 300,000 9,239,271 13.1% 2.8% Total Shares Outstanding 73,252,353 65,638,557 69,445,455 98.5% 97.7% RSUs & Options In-the-Money at Updated Offer Price 481,000 1,673,000 1,077,000 1.5% 2.3% Fully Diluted Shares Outstanding at Updated Offer Price 73,733,353 67,311,557 70,522,455 100.0% 100.0% The Updated Buyer Group 47.3% Institutional Investors 38.1% Public & Other Shareholders 13.1% RSUs & Options 1.5% The Updated Buyer Group 76.2% Institutional Investors 18.7% Public & Other Shareholders 2.8% RSUs & Options 2.3%

8 CONFIDENTIAL Introduction and Transaction Overview Trading Analysis Source: Capital IQ eHi Car Services Limited - Trading History February 15, 2017 to February 15, 2019 0.0 500.0 1,000.0 1,500.0 2,000.0 2,500.0 3,000.0 3,500.0 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Volume (thousands) ADS Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Updated Offer (1) Trailing Volume Weighted Average Price (VWAP) at Current April 6, 2018 The Company announced it had entered into a definitive Merger Agreement pursuant to which the Company would be taken private for US$13.50 per ADS. December 14, 2018 The Company announced interim results for the six months ended June 30, 2018, reporting net revenue of RMB1,500.6 million and net income of RMB12.0 million April 9, 2018 The Company announced full year 2017 reults, reporting net revenue of RMB2,739.5 million and diluted earnings per ADS of RMB1.75 Current (2/15/2019) Updated Offer Price Premium Relative to: 16.0% 30 - Day VWAP (1) 20.8% 20.7% 17.1% 60 - Day VWAP (1) 90 - Day VWAP (1) One Day Prior 16.7% $10.56 $10.14 $10.15 $10.46 $10.50 March 22, 2017 The Company announced full year 2016 results, reporting net revenue of RMB2,108.9 million and diluted earnings per ADS of RMB0.48 June 5, 2017 The Company announced Q1'17 results, reporting net revenue of RMB615.6 million and diluted earnings per ADS of RMB0.44 August 28, 2017 The Company announced Q2'17 results, reporting net revenue of RMB639.7 million and diluted earnings per ADS of RMB0.44 November 27, 2017 The Company announced receiving a non - binding proposal from Goliath Advisors Limited to acquire all outstanding common shares of the Company for US$13.35 in cash per ADS (the "Initial Proposal") January 2 , 2018 The Company announced receiving a non - binding proposal from affiliates of MBK Partners HK Limited and Mr. Ray RuiPing Zhang, Chairman of the Board and CEO of eHi, and his affiliates to acquire all outstanding common shares of the Company for US$13.35 in cash per ADS. This proposal supersedes and replaces the Initial Proposal.

9 CONFIDENTIAL (1) Loans to Shanghai Chenhuan, a third party car rental company. Note: Balance sheet data as of December 31, 2018, per estimated fiscal year 2018 financial results provided by Company manage men t. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income (expenses). Introduction and Transaction Overview Proposed Transaction eHi Car Services Limited - Updated Offer Price Premium Relative to ADS Implied Price Premium ADS price of 2/15/19 $10.56 16.0% One-day prior (2/14/19) $10.50 16.7% One-week prior (2/8/19) $10.25 19.5% 30-days trailing VWAP at Current Price $10.14 20.8% 60-days trailing VWAP at Current Price $10.15 20.7% 90-days trailing VWAP at Current Price $10.46 17.1% Updated Offer Price $12.25 eHi Car Services Limited - Implied Multiples (USD in millions, except per ADS data) Offer $12.25 Fully Diluted ADSs Issued and Outstanding (millions) 70.5 1.00 Implied Common Equity Value $863.9 Plus: Debt $966.4 966.4 Less: Cash ($73.8) (73.8) Less: Short-term Loans Receivable (1) -10.187359 (10.2) Less: Excess Working Capital -107.92695 (107.9) Implied Enterprise Value $1,631.3 Implied Offer Multiples: EV / 2018 EBITDA $197.9 8.2x EV / 2019 EBITDA $254.2 6.4x EV / 2020 EBITDA $313.4 5.1x EV / 2018 EBIT $67.3 24.2x EV / 2019 EBIT $98.4 16.4x EV / 2020 EBIT $133.8 12.0x EV / 2018 Revenue $461.2 3.54x EV / 2019 Revenue $568.8 2.84x EV / 2020 Revenue $676.4 2.38x P / 2018 Earnings $1.8 NM P / 2019 Earnings $9.1 93.9x P / 2020 Earnings $23.4 36.4x

Introduction and Transaction Overview

Valuation Summary

Valuation Range Conclusions

(RMB in thousands, except per ADS values or otherwise noted)

		Low		High	Updated Offer Price
Enterprise Value					
Discounted Cash Flow Analysis		¥7,830,000	-	¥9,890,000	
Selected Public Companies / M&A Transactions Analysis		¥8,890,000	-	¥10,480,000	
Enterprise Value Range		**¥8,360,000**	-	**¥10,185,000**	
Plus: Proceeds from Exercise of Options		41,560	-	41,560	
Plus: Short-term Loans Receivable[1]		69,000	-	69,000	
Plus: Excess Working Capital		731,000	-	731,000	
Plus: Cash		500,000	-	500,000	
Less: Debt		(6,545,517)	-	(6,545,517)	
Equity Value Range		**¥3,156,043**	-	**¥4,981,043**	
Fully Diluted ADSs Issued and Outstanding		70,433,455	-	70,433,455	
Value Per ADS Range (RMB)		¥44.81	-	¥70.72	
RMB to USD FX rate (as of 2/15/2019)		6.77	-	6.77	
Value Per ADS Range (USD)		**$6.62**	-	**$10.44**	**$12.25**
Implied Valuation Multiples					
EV / 2018 EBITDA	¥1,340,062	6.2x	-	7.6x	8.2x
EV / 2019 EBITDA	¥1,736,290	4.8x	-	5.9x	6.4x
EV / 2020 EBITDA	¥2,148,557	3.9x	-	4.7x	5.1x
EV / 2018 EBIT	¥455,712	18.3x	-	22.3x	24.2x
EV / 2019 EBIT	¥672,415	12.4x	-	15.1x	16.4x
EV / 2020 EBIT	¥917,041	9.1x	-	11.1x	12.0x
EV / 2018 Revenue	¥3,123,419	2.68x	-	3.26x	3.54x
EV / 2019 Revenue	¥3,885,063	2.15x	-	2.62x	2.84x
EV / 2020 Revenue	¥4,636,368	1.80x	-	2.20x	2.38x
P / 2018 Earnings	¥12,115	NM	-	NM	NM
P / 2019 Earnings	¥62,326	50.6x	-	79.9x	93.9x
P / 2020 Earnings	¥160,558	19.7x	-	31.0x	36.4x

(1) Loans to Shanghai Chenhuan, a third party car rental company.

Note: Balance sheet data as of December 31, 2018, per estimated fiscal year 2018 financial results provided by Company management. Financial performance metrics presented are adjusted to exclude non-recurring income (expenses).

CONFIDENTIAL 10 DUFF & PHELPS

11 CONFIDENTIAL Introduction and Transaction Overview Per ADS Valuation Range $6.62 $7.73 $5.49 $10.44 $11.06 $9.82 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 Concluded Range Selected Public Companies / M&A Transactions Analysis Discounted Cash Flow Analysis Value per ADS (U S D ) $12.25 Updated Offer Price

Valuation Analysis Section 02

13 CONFIDENTIAL Valuation Analysis Historical and Projected Financial Performance Historical and Projected Financial Performance (RMB in thousands) 2014A 2015A 2016A 2017A 2018E 2019P 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P Car Rental Revenue 598,792 1,100,579 1,663,546 2,196,456 2,511,541 3,161,744 3,804,665 4,333,544 4,751,345 5,066,337 5,321,827 5,545,445 5,751,337 5,948,306 Growth NA 83.8% 51.2% 32.0% 14.3% 25.9% 20.3% 13.9% 9.6% 6.6% 5.0% 4.2% 3.7% 3.4% Car Service Revenue 252,373 350,051 445,398 543,066 611,878 723,318 831,704 923,560 1,008,414 1,080,122 1,131,629 1,172,564 1,207,216 1,238,216 Growth NA 38.7% 27.2% 21.9% 12.7% 18.2% 15.0% 11.0% 9.2% 7.1% 4.8% 3.6% 3.0% 2.6% Net Revenue 851,165 1,450,630 2,108,944 2,739,522 3,123,419 3,885,063 4,636,368 5,257,104 5,759,759 6,146,459 6,453,456 6,718,009 6,958,553 7,186,522 Growth NA 70.4% 45.4% 29.9% 14.0% 24.4% 19.3% 13.4% 9.6% 6.7% 5.0% 4.1% 3.6% 3.3% Gross Profit 409,802 770,131 1,247,010 1,592,040 1,786,816 2,279,407 2,766,067 3,164,336 3,487,346 3,735,472 3,922,048 4,082,828 4,229,018 4,367,564 Margin % 48.1% 53.1% 59.1% 58.1% 57.2% 58.7% 59.7% 60.2% 60.5% 60.8% 60.8% 60.8% 60.8% 60.8% EBITDA 281,290 561,229 934,565 1,220,000 1,340,062 1,736,290 2,148,557 2,494,822 2,784,073 3,014,902 3,165,488 3,295,254 3,413,243 3,525,064 Margin % 33.0% 38.7% 44.3% 44.5% 42.9% 44.7% 46.3% 47.5% 48.3% 49.1% 49.1% 49.1% 49.1% 49.1% Growth NA 99.5% 66.5% 30.5% 9.8% 29.6% 23.7% 16.1% 11.6% 8.3% 5.0% 4.1% 3.6% 3.3% EBIT - 6,153 86,508 266,547 464,934 455,712 672,415 917,041 1,127,182 1,332,123 1,498,969 1,612,064 1,704,478 1,794,131 1,881,076 Margin % (0.7%) 6.0% 12.6% 17.0% 14.6% 17.3% 19.8% 21.4% 23.1% 24.4% 25.0% 25.4% 25.8% 26.2% Growth NA NA 208.1% 74.4% (2.0%) 47.6% 36.4% 22.9% 18.2% 12.5% 7.5% 5.7% 5.3% 4.8% Capital Expenditures (1) 1,327,734 2,183,382 3,687,793 2,136,357 1,885,480 3,186,323 2,390,569 2,195,002 1,971,907 1,901,177 1,743,943 1,703,842 1,696,771 1,628,299 % of Net Revenue 156.0% 150.5% 174.9% 78.0% 60.4% 82.0% 51.6% 41.8% 34.2% 30.9% 27.0% 25.4% 24.4% 22.7% % of EBITDA 472.0% 389.0% 394.6% 175.1% 140.7% 183.5% 111.3% 88.0% 70.8% 63.1% 55.1% 51.7% 49.7% 46.2% (1) Net of proceeds from fleet disposals. Note: Fiscal year 2018 information reflects estimated financial results provided by Company management. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). Source: SEC filings and Company management

14 CONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending D ecember 31 , 2019 through 2023 (excluding public company expenses, as provided by the management of the Company) and the extended projections for the fiscal years ending December 31 , 2024 through 2027 , which were prepared based on the discussion with the management of the Company and have been reviewed and approved by the management of the Company, a review of the Company’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 9 . 50 % to 10 . 50% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis - The Company’s net revenue increases at a compound annual growth rate (“ CAGR ”) of 14 . 5 % over the five - year period ending 2023 . - T he Company’s EBITDA margin averages 47 . 2 % from 2019 to 2023 . - The Company’s EBIT margin averages 21 . 2 % from 2019 to 2023 . - Capital expenditures (net of proceeds from fleet disposals) average 48 . 1 % of revenue from 2019 to 2023 .

15 CONFIDENTIAL Valuation Analysis DCF Analysis Summary (1) Net of proceeds from fleet disposals . (2) Working capital change in 2019 reflects normalized level . (3) Prior to application of 10 % dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the enterprise value range . Note : Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income (expenses) . Discounted Cash Flow Analysis (RMB in thousands) Terminal 2018E 2019P 2020P 2021P 2022P 2023P 2024P 2025P 2026P 2027P Year Net Revenue ¥3,123,419 ¥3,885,063 ¥4,636,368 ¥5,257,104 ¥5,759,759 ¥6,146,459 ¥6,453,456 ¥6,718,009 ¥6,958,553 ¥7,186,522 ¥7,186,522 Growth 14.0% 24.4% 19.3% 13.4% 9.6% 6.7% 5.0% 4.1% 3.6% 3.3% EBITDA ¥1,340,062 ¥1,736,290 ¥2,148,557 ¥2,494,822 ¥2,784,073 ¥3,014,902 ¥3,165,488 ¥3,295,254 ¥3,413,243 ¥3,525,064 ¥3,525,064 Margin 42.9% 44.7% 46.3% 47.5% 48.3% 49.1% 49.1% 49.1% 49.1% 49.1% 49.1% Growth 9.8% 29.6% 23.7% 16.1% 11.6% 8.3% 5.0% 4.1% 3.6% 3.3% Earnings Before Interest and Taxes 672,415 917,041 1,127,182 1,332,123 1,498,969 1,612,064 1,704,478 1,794,131 1,881,076 2,005,163 Pro Forma Taxes (137,845) (192,579) (242,344) (293,067) (344,763) (370,775) (392,030) (412,650) (432,648) (461,188) Net Operating Profit After Tax 534,570 724,463 884,838 1,039,056 1,154,206 1,241,289 1,312,448 1,381,481 1,448,429 1,543,976 Depreciation 1,063,875 1,231,515 1,367,640 1,451,950 1,515,934 1,553,424 1,590,776 1,619,113 1,643,988 1,519,901 Capital Expenditures (1) (3,186,323) (2,390,569) (2,195,002) (1,971,907) (1,901,177) (1,743,943) (1,703,842) (1,696,771) (1,628,299) (1,599,895) Intangible Assets Purchase (2,520) (2,646) (2,778) (2,917) (3,063) (3,216) (3,348) (3,468) (3,581) (3,581) (Increase) / Decrease in Working Capital (2) (393,032) (199,412) (136,296) (191,980) (155,100) (120,454) (103,801) (94,381) (89,446) (88,734) Free Cash Flow (3) -¥1,983,430 -¥636,649 -¥81,598 ¥324,201 ¥610,800 ¥927,100 ¥1,092,233 ¥1,205,973 ¥1,371,090 ¥1,371,666 Enterprise Value Range Low High Terminal Growth Rate 3.25% 3.25% Weighted Average Cost of Capital 10.50% 9.50% Enterprise Value Range 7,830,000 9,890,000 Implied Per ADS Range (USD) $5.49 $9.82 Implied Valuation Multiples EV / 2018 EBITDA 1,340,062 5.8x 7.4x EV / 2019 EBITDA 1,736,290 4.5x 5.7x EV / 2020 EBITDA 2,148,557 3.6x 4.6x EV / 2018 EBIT 455,712 17.2x 21.7x EV / 2019 EBIT 672,415 11.6x 14.7x EV / 2020 EBIT 917,041 8.5x 10.8x EV / 2018 Revenue 3,123,419 2.51x 3.17x EV / 2019 Revenue 3,885,063 2.02x 2.55x EV / 2020 Revenue 4,636,368 1.69x 2.13x P / 2018 Earnings 12,115 NM NM P / 2019 Earnings 62,326 41.5x 75.2x P / 2020 Earnings 160,558 16.1x 29.2x

16 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected six publicly traded companies that were deemed relevant to its analysis • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA, and EBIT and price to earnings per share . Selected M&A Transactions Analysis • Duff & Phelps selected precedent transactions that it determined to be relevant to its analysis . Duff & Phelps computed the LTM revenue, EBITDA, EBIT and net income for each of the target companies (where publicly disclosed) . Duff & Phelps then calculated the implied enterprise value to LTM revenue, EBITDA and EBIT multiples and price to LTM earnings per share for each transaction . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant . Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

17 CONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Financial Metrics (1) eHi's financial performance metrics presented are adjusted to exclude non - recurring income (expenses) CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes Note: 3 - YR CAGR metrics reflect growth from fiscal year 2015 actual results through fiscal year 2018 estimates Note: 3 - YR AVG metrics reflect the average of fiscal year 2016 actual results, fiscal year 2017 actual results and fiscal year 2 018 estimates Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN EBIT GROWTH EBIT MARGIN Company Name 3-YR CAGR 2018 2019 2020 3-YR CAGR 2018 2019 2020 3-YR AVG 2018 2019 2020 3-YR CAGR 2018 2019 2020 3-YR AVG 2018 2019 2020 Avis Budget Group, Inc. 2.3% 2.9% 1.9% 2.3% 1.9% 1.9% 4.4% 5.6% 36.5% 36.3% 37.2% 38.4% -5.1% -2.9% 12.3% 5.5% 9.6% 9.1% 10.1% 10.4% Hertz Global Holdings, Inc. 1.2 6.1 2.4 2.3 0.3 5.2 7.5 5.6 38.6 38.2 40.1 41.5 -5.7 95.9 19.4 11.3 6.0 7.5 8.8 9.5 Europcar Mobility Group SA 10.5 19.9 3.2 3.8 4.8 7.3 6.2 5.9 33.2 30.5 31.4 32.0 -3.7 -11.5 10.6 5.1 13.3 10.4 11.2 11.3 Sixt SE 10.3 12.3 8.1 8.4 13.8 11.9 7.8 8.5 31.8 32.0 31.9 31.9 20.0 17.9 5.9 11.9 12.1 13.1 12.9 13.3 Localiza Rent a Car S.A. 26.2 30.2 28.0 21.9 19.0 21.7 26.4 18.9 21.4 20.0 19.7 19.3 19.0 20.9 26.2 26.7 16.7 15.7 15.5 16.1 CAR Inc. 12.3 -8.3 19.3 11.6 8.0 9.9 8.5 11.4 42.0 45.1 41.0 40.9 1.9 13.0 10.7 8.3 21.5 23.1 21.4 20.8 Aggregate Mean 10.5% 10.5% 10.5% 8.4% 8.0% 9.6% 10.1% 9.3% 33.9% 33.7% 33.5% 34.0% 4.4% 22.2% 14.2% 11.5% 13.2% 13.2% 13.3% 13.6% Aggregate Median 10.4% 9.2% 5.6% 6.1% 6.4% 8.6% 7.6% 7.2% 34.9% 34.1% 34.5% 35.2% -0.9% 15.5% 11.5% 9.8% 12.7% 11.8% 12.0% 12.3% eHi Car Services Limited (1) 29.1% 14.0% 24.4% 19.3% 33.7% 9.8% 29.6% 23.7% 43.9% 42.9% 44.7% 46.3% 74.0% -2.0% 47.6% 36.4% 14.7% 14.6% 17.3% 19.8%

18 CONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Valuation Multiples Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non - Controlling Interest) – (Cash & Equivalents) – (Net N on - Operating Assets) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes EPS = Earnings per share (or ADS) Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION MARKET DATA ENTERPRISE VALUE AS A MULTIPLE OF STOCK PRICE AS A MULTIPLE OF Company Name Stock Price on 2/15/19 % of 52- Wk High Equity Value Enterprise Value 2018 Revenue 2019 Revenue 2020 Revenue 2018 EBITDA 2019 EBITDA 2020 EBITDA 2018 EBIT 2019 EBIT 2020 EBIT 2018 EPS 2019 EPS 2020 EPS Avis Budget Group, Inc. $28.69 57.0 $2,219 $15,615 1.71x 1.68x 1.64x 4.7x 4.5x 4.3x 18.8x 16.7x 15.8x 8.2x 7.5x 6.8x Hertz Global Holdings, Inc. 17.22 76.4 1,445 17,866 1.91 1.87 1.83 5.0 4.7 4.4 25.5 21.3 19.2 NM 40.0 10.1 Europcar Mobility Group SA 8.49 65.9 1,335 5,753 1.76 1.71 1.65 5.8 5.5 5.1 16.9 15.3 14.5 7.5 6.3 5.5 Sixt SE 91.66 70.1 4,302 7,947 2.41 2.23 2.06 7.5 7.0 6.5 18.4 17.4 15.5 16.5 15.3 14.1 Localiza Rent a Car S.A. 9.21 99.4 6,094 7,360 3.46 2.71 2.22 17.3 13.7 11.5 22.0 17.5 13.8 34.9 27.6 22.5 CAR Inc. 0.88 76.5 1,839 2,819 2.70 2.26 2.02 6.0 5.5 4.9 11.7 10.6 9.7 19.6 16.9 14.9 Aggregate Mean 2.33x 2.08x 1.90x 7.7x 6.8x 6.1x 18.9x 16.5x 14.8xNA 17.3x 18.9x 12.3x Aggregate Median 2.16x 2.05x 1.93x 5.9x 5.5x 5.0x 18.6x 17.0x 15.0xNA 16.5x 16.1x 12.1x

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	LTM EBIT	EBITDA Margin	EV / Revenue	EV / EBITDA	EV / EBIT	P/E
6/30/17	Shenzhen Guomao Automobile Industry Co., Ltd. and Shenzhen Shenxin Taxi Co., Ltd.	Offers car rental services.	Shenzhen Bus Group Company Limited	$28	$6	NA	$1	NA	4.64x	NA	27.5x	39.0x
6/19/17	Goldcar Spain S.L.	Provides car rental services at airports and tourist destinations in Southern Europe.	Europcar Groupe S.A. (nka:Europcar Mobility Group SA)	$614	$268	$54	NA	20.0%	2.29x	11.5x	NA	NA
5/24/17	Carpartner Nord GmbH	Provides vehicle rental services in Germany, Austria, Hungary, Slovakia, and Northern Italy, aka Buchbinder.	Europcar Groupe S.A. (nka:Europcar Mobility Group SA)	$128	$224	NA	NA	NA	0.57x	NA	NA	NA
12/9/16	Tide ASA	Provides transportation services and rental services in Norway and Denmark.	Det Stavangerske Dampskibsselskab AS	$96	$270	$20	$1	7.5%	0.35x	4.8x	NM	NM
12/6/16	CAR RENTAL SYSTEMS DO BRASIL LOCAÇÃO DE VEÍCULOS LTDA.	The Brazilian operations of Hertz Global Holdings, Inc.	Localiza Fleet S.A.	$105	$59	NA	NA	NA	1.77x	NA	NA	11.2x
4/1/16	Zhengzhou Dakar Auto Leasing Co., Ltd.	Provides auto leasing services.	Dynavolt Renewable Power Technology Co., Ltd.	$39	$37	NA	$2	NA	1.04x	NA	17.5x	23.6x
12/18/15	Beijing Tian Ma Tong Chi Car Rental Co., Ltd.	Offers car rental services.	NUR Investments Company Limited	$103	$1	NA	NA	NA	NM	NA	NA	NM
3/2/15	Maggiore Rent S.p.a.	Provides car and commercial vehicle rental services in Italy and internationally.	Avis Budget Group, Inc.	$163	$160	$30	NA	18.8%	1.02x	5.4x	NA	NA
2/24/14	Mabi Rent AB (publ)	Operates as a car rental company in Sweden.	Anders Hedin Invest AB	$51	$53	$10	$1	18.9%	0.96x	5.1x	NM	NA
12/31/12	Zipcar, Inc.	Owns and operates a car sharing network.	Avis Budget Group, Inc.	$517	$279	$46	$6	16.6%	1.85x	11.1x	NM	33.9x
8/26/12	Dollar Thrifty Automotive Group Inc.	Engages in the daily rental of vehicles to business and leisure customers.	Hertz Global Holdings, Inc.	$3,413	$1,556	$637	$378	41.0%	2.19x	5.4x	9.0x	12.9x
6/14/11	Avis Europe plc	Operates as a car rental company worldwide.	Avis Budget Car Rental, LLC	$1,957	$2,189	$186	$168	8.5%	0.89x	10.5x	11.7x	20.8x
1/12/11	Dan Vehicle & Transportation DVT Ltd.	Provides car rental services to corporate and private customers in Israel and internationally.	Kardan Israel Ltd	$532	$457	$54	$52	11.8%	1.16x	9.9x	10.1x	9.4x
							Mean		**1.56x**	**7.9x**	**15.2x**	**21.5x**
							Median		**1.10x**	**7.7x**	**11.7x**	**20.8x**

Source: Capital IQ, Bloomberg, company filings, press releases

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Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

	Valuation Multiples					Valuation Summary			
Metric	Public Company Range		Public Company Median	Transaction Median	Selected Multiple Range		Company Performance	Enterprise Value Range	
EV / 2019 EBIT	10.6x	21.3x	17.0x	NA	13.5x	15.5x	¥672,415	¥9,077,600	¥10,422,430
EV / 2020 EBIT	9.7x	19.2x	15.0x	NA	9.5x	11.5x	¥917,041	¥8,711,891	¥10,545,974
					Enterprise Value Range			**¥8,890,000**	**¥10,480,000**
					Value Per ADS Range (USD)			$7.73	$11.06

Implied Multiples Summary

(RMB in thousands)

Metric	Public Company Range		Public Company Median	Transaction Median (1)	Company Performance	Implied Multiples	
EV / 2018 EBITDA	4.7x	17.3x	5.9x	7.7x	¥1,340,062	6.6x	7.8x
EV / 2019 EBITDA	4.5x	13.7x	5.5x	NA	¥1,736,290	5.1x	6.0x
EV / 2020 EBITDA	4.3x	11.5x	5.0x	NA	¥2,148,557	4.1x	4.9x
EV / 2018 EBIT	11.7x	25.5x	18.6x	11.7x	¥455,712	19.5x	23.0x
EV / 2018 Revenue	1.71x	3.46x	2.16x	1.1x	¥3,123,419	2.85x	3.36x
EV / 2019 Revenue	1.68x	2.71x	2.05x	NA	¥3,885,063	2.29x	2.70x
EV / 2020 Revenue	1.64x	2.22x	1.93x	NA	¥4,636,368	1.92x	2.26x
P / 2018 Earnings	7.5x	34.9x	16.5x	20.8x	¥12,115	NM	NM
P / 2019 Earnings	6.3x	40.0x	16.1x	NA	¥62,326	59.1x	84.8x
P / 2020 Earnings	5.5x	22.5x	12.1x	NA	¥160,558	23.0x	32.9x

(1) 2018 multiples shown above for transaction medians reflect median LTM multiples.
Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

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